EXHIBIT 21   SUBSIDIARIES

-------------------------------- ------------------- ---------------------------
           Name                  Jurisdiction        Ownership

-------------------------------- ------------------- ---------------------------
LTR Antisense Technology, Inc.   New York            Wholly Owned
-------------------------------- ------------------- ---------------------------
Nanolution, Inc.                 Delaware            Wholly Owned
-------------------------------- ------------------- ---------------------------
Biophan Europe GmbH              Germany             51% Ownership
-------------------------------- ------------------- ---------------------------
TE Bio LLC                       New York            51% Ownership
-------------------------------- ------------------- ---------------------------
Myotech, LLC                     New York            43.7% Ownership
-------------------------------- ------------------- ---------------------------